Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Pamela K.M. Beall and C. Kristopher Hagedorn, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file, with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) (i) one or more Registration Statements on Form S-4 (the “Form S-4 Registration Statement”) relating to the registration of the common units representing limited partnership interests of the Registrant, Series B Preferred units representing limited partner interests of the Registrant, and such other securities, if any, that are registered pursuant to the Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, or in the name, place and stead of the said director or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 29th day of May, 2019.

Signature	Title
/s/ Gary R. Heminger Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC (Principal Executive Officer)

/s/ Pamela K.M. Beall Pamela K.M. Beall	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (Principal Financial Officer)

/s/ C. Kristopher Hagedorn C. Kristopher Hagedorn	Vice President and Controller of MPLX GP LLC (Principal Accounting Officer)

/s/ Michael J. Hennigan Michael J. Hennigan	Director and President of MPLX GP LLC
Michael L. Beatty	Director of MPLX GP LLC

/s/ Gregory J. Goff Gregory J. Goff	Director of MPLX GP LLC

/s/ Timothy T. Griffith Timothy T. Griffith	Director of MPLX GP LLC

/s/ Christopher A. Helms Christopher A. Helms	Director of MPLX GP LLC

/s/ Garry L. Peiffer Garry L. Peiffer	Director of MPLX GP LLC

/s/ Dan D. Sandman Dan D. Sandman	Director of MPLX GP LLC

/s/ Frank M. Semple Frank M. Semple	Director of MPLX GP LLC

/s/ J. Michael Stice J. Michael Stice	Director of MPLX GP LLC

/s/ John P. Surma John P. Surma	Director of MPLX GP LLC

/s/ Donald C. Templin Donald C. Templin	Director of MPLX GP LLC